              WSFS FINANCIAL CORPORATION

 FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST
           DEBENTURE DUE DECEMBER 1, 2028

Registered No. _________          Principal Amount:  $__________

                  CUSIP No.:  929328 AC 6

     WSFS Financial Corporation, a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of _________________ and 00/100 Dollars on December 1, 2028; provided that the Company may shorten the Stated Maturity of the principal of this Security to a date not earlier than December 1, 2003. The Company further promises to pay interest on said principal sum from or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last day of March, June, September and December of each year commencing March 1, 1999 at a rate per annum reset quarterly equal to 3-month LIBOR (as defined in the Indenture hereinafter referred to) plus 250 basis points (the "Interest Rate"), until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or Sunday, a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed or on a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement (hereinafter referred to) for WSFS Capital Trust I is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), (during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law)); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including Securities issued by the Company pursuant to the Indenture other than the Securities represented by this certificate) that ranks pari passu with or junior in interest to this Security, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company (if such guarantee ranks pari passu in all respects with or junior in interest to this Security (other than (a) dividends or distributions in capital stock of the Company (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a Rights Plan, or the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the WSFS Guarantee related to the Preferred Securities issued by WSFS Capital Trust I and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive interest payment periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and upon the payment of all amounts then due, and subject to the foregoing limitation, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of WSFS Capital Trust I notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Preferred Securities would be payable except for the election to begin such Extension Period, or (ii) the date the Administrative Trustees are required to give notice to the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Preferred Securities are then listed or quoted or to holders of such Preferred Securities of the record date or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the junior Subordinated Debentures. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee or at the office of such paying agent or paying agents as the Company may designate from time to time, maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto, in immediately available funds, at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, unsecured and will rank junior and subordinate and subject in right of payments to the prior payment in full of all Senior and Subordinated Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.
Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: ______________________


TRUSTEES'S CERTIFICATE OF           WSFS FINANCIAL CORPORATION
  AUTHENTICATION

  This is one of the Securities
  referred to in the within-
  mentioned Indenture.

                                   By:_________________________
                                      President

Wilmington Trust Company as        Attest:
  Trustee

                                   ____________________________
                                   Secretary or Assistant
                                      Secretary

By: ___________________________
    Authorized Officer

Date of Authentication: ________

             WSFS FINANCIAL CORPORATION
FLOATING RULE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                DUE DECEMBER 1, 2028

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of November 20, 1998
(herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $51,547,000.

     All terms used in this Security that are defined in the Indenture and in the Trust Agreement, dated as of November 20, 1998, as amended (the "Trust Agreement"), for WSFS Capital Trust I among WSFS Financial Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     The Company may at any time, at its option, on or after December 1, 2003, and subject to the terms and conditions of
Article XI of the Indenture, and subject to the Company having received any required regulatory approval, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount of this Security plus any accrued and unpaid interest thereon to the Redemption Date.

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event in respect of a WSFS Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event, Investment Company Act or Capital Treatment Event redeem this Security, in whole but not in part, subject to the provisions of
Section 11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to 100% of the principal amount of this Security, plus any accrued and unpaid interest thereon to the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the portion hereof not redeemed will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding
Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of this series issued to a WSFS Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  *  *  *  *  *  *

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM        -   as tenants in common

TEN ENT        -   as tenants by the entireties

JT TEN         -   as joint tenants with right of survivorship
                   and not as tenants in common

UNIF TRANSFER MIN ACT  -  . . . . . . . . . . . Custodian  . . .
                                                 (Cust)
 .. . . . . . . . . . . . . .under Uniform Transfers to Minors
                   (Minor)
Act  . . . .. . . . . . .. . . . . . . .
            (State)

  Additional abbreviations may also be used though not in the above list.

NOTE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME OF THE HOLDER(S) AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATEVER.

  For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
 ________________________
/                       /
------------------------

________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE)

________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing ________________________

______________________________________________ Attorney
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated ____________________         _____________________________
                                   Signature

                                   _____________________________
                                   Signature